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                                                                     Exhibit 1.1

                                Blockbuster Inc.

                               24,800,000 Shares1
                              Class A Common Stock
                                ($.01 par value)

                           U.S. Underwriting Agreement

                                                              New York, New York
                                                                 August __, 1999

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
As U.S. Representatives of the several
U.S. Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  Blockbuster Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several U.S. Underwriters, for whom the U.S. Representatives are acting as representatives, 24,800,000 shares of class A common stock, $.01 par value (the "Common Stock"), of the Company (said shares to be issued and sold by the Company being hereinafter called the "U.S. Underwritten Securities"). The Company also proposes to grant to the U.S. Underwriters an option to purchase up to 3,720,000 additional shares of Common Stock to cover over-allotments (the "U.S. Option Securities" and together with the U.S. Underwritten Securities, the "U.S. Securities"). It is understood that the Company is concurrently entering into the International Underwriting Agreement providing for the sale by the Company of an aggregate of 6,200,000 shares of Common Stock (said shares to be sold by the Company pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Securities") and providing for the grant to the International Underwriters of an option to purchase from the Company up to 930,000 additional shares of Common Stock (the "International Option Securities"). It is further understood and agreed that

----------
1. Plus an option to purchase from the Company up to 3,720,000 additional U.S. Securities to cover over-allotments.

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                                                                               2


the International Underwriters and the U.S. Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to this U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement. To the extent there are no additional U.S. Underwriters listed on
Schedule I other than you, the term U.S. Representatives as used in this U.S. Underwriting Agreement shall mean you, as U.S. Underwriters, and the terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires. The use of the neutral in this U.S. Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this U.S. Underwriting Agreement are defined in Section 17 hereof.

                  As part of the offering contemplated by this Agreement, Salomon Smith Barney Inc. has agreed to reserve out of the shares set forth opposite its name on Schedule I to this Agreement, up to 1,550,000 shares, for sale to certain employees, officers, and directors of the Company and other parties associated with and designated by the Company (collectively, "Participants"), as set forth in the Prospectuses under the heading "Underwriting" (the "Directed Share Program"). The shares to be sold by Salomon Smith Barney Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Salomon Smith Barney Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Salomon Smith Barney Inc. as set forth in the Prospectuses.

                  1.       REPRESENTATIONS AND WARRANTIES.

                  (i) The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1.

                  (a) The Company has prepared and filed with the Commission a registration statement on Form S-1 (file number 333-77899), including related Preliminary Prospectuses, for registration under the Act of the offering and sale of the Securities. The Company has filed five amendments thereto, including the related Preliminary Prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectuses) or (2) after the Effective Date of such registration statement, final prospectuses in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules and regulations promulgated thereunder to be included in such registration statement and the Prospectuses. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the U.S. Representatives shall agree in

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         writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectuses) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The U.S. Prospectus and the International Prospectus are identical except for the outside front cover page and the outside back cover page.

                  (b) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in this U.S. Underwriting Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules and regulations promulgated thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; each Preliminary Prospectus as of its date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

                  (c) Each of the Company and its subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing, if applicable, under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, except where the failure to be duly incorporated, validly existing or in good

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         standing, as applicable, individually and in the aggregate with all other such failures to be duly incorporated, validly existing or in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be qualified or in good standing, as applicable, individually and in the aggregate with all other such failures to be qualified or in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (d) All the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, except where the failure to be duly authorized, validly issued, fully paid and nonassessable, individually and in the aggregate with all other such failures to be duly authorized, validly issued, fully paid and nonassessable would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest or any other claims, liens or encumbrances, except where the existence of any such security interest, claim, lien or encumbrance, individually and in the aggregate with all other such security interests, claims, liens and encumbrances would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (e) The Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of common stock have been (and, on the Closing Date, the outstanding shares of class B common stock will
         be) duly authorized and validly issued and are (and, on the Closing Date, the outstanding shares of class B common stock will be) fully paid and nonassessable; the Securities being sold under the Underwriting Agreements by the Company have been duly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this U.S. Underwriting Agreement and by the International Underwriters pursuant to the International Underwriting Agreement, will be validly issued, fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form in accordance with all applicable laws; except as set forth in the Prospectuses, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Initial Public Offering and Split-Off Agreement dated August __, 1999 among the Company, Viacom Inc. and Viacom International Inc., no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

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                  (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectuses under the headings "Description of Capital Stock" and "Separation from Viacom" fairly summarize, in all material respects, the matters therein described.

                  (g) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (h) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except: (i) the registration of the transactions contemplated herein under the Act; (ii) the registration of the Common Stock under the Exchange Act; (iii) the listing of the shares of Common Stock on the New York Stock Exchange; and (iv) such consents, approvals, authorizations, filings or orders as may be required under state securities or blue sky laws of any jurisdiction, in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectuses.

                  (i) Neither the issue and sale of the Securities nor the consummation of any of the other transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to: (i) the certificate of incorporation or by-laws (or other similar organization instruments with different names) of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that, individually and in the aggregate with all other such conflicts, breaches, violations and impositions, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (j) Except as set forth in the Registration Rights Agreement dated as of August __, 1999 between the Company and Viacom Inc., no holders of securities of the Company have rights to the registration of such securities under the Registration Statement or have rights to require the Company to file a registration statement under the Act with respect to such securities.

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                  (k) The combined historical financial statements and schedules of the Company and its combined subsidiaries included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected combined historical and pro forma financial and operating data set forth under the caption "Selected Combined Historical and Pro Forma Financial and Operating Data" in the Prospectuses and Registration Statement fairly present, on the basis stated in the Prospectuses and the Registration Statement, the information included therein.

                  (l) Other than as set forth in the Prospectuses, no actions, suits or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property are pending or, to the Company's knowledge, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (m) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; has good title to all real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectuses, except where the existence of any such lien, encumbrance or defect, individually and in the aggregate with all other such liens, encumbrances and defects would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and holds valid, subsisting and enforceable leases or subleases for any real property and buildings held under lease by the Company and its subsidiaries, except where the failure to hold a valid, subsisting and enforceable lease or sublease, individually and in the aggregate with all other such failures, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (n) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and
         (iii) above, for such violations or defaults which, individually and in the aggregate with all other such

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         violations and defaults, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (o) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its combined subsidiaries and delivered their report with respect to the audited combined financial statements and schedules included in the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder.

                  (p) Except as set forth in the Prospectuses (exclusive of any supplement thereto), the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (q) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (r) The Company and its subsidiaries (i) are, to the Company's knowledge, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have, to the Company's knowledge, received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (s) The Company and its subsidiaries do not maintain any "plan" (as defined in Section 3(3) of the United States Retirement Security Act of 1974 ("ERISA") and the

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         regulations and published interpretations thereunder) that is subject to Section 302 of ERISA or Title IV of ERISA, and any other "plan" which the Company and its subsidiaries maintains and sponsors is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) with respect to any such "plan" ever maintained by the Company, any of its subsidiaries or any entity treated as a single employer with either the Company or any of its subsidiaries under Section 414(b), (c), or (m) of the Internal Revenue Code of 1986, as amended.

                  (t) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectuses to be conducted. Except as set forth in the Prospectuses under the caption "Business--Intellectual Property,"
         (a) there are, to the Company's knowledge, no rights of third parties to any such Intellectual Property; (b) there is, to the Company's knowledge, no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any of its subsidiaries' rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; in each case, other than such rights infringements, actions, suits, proceedings or claims that, individually and in the aggregate with all other such rights, infringements, actions, suits, proceedings or claims, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (u) The year 2000 statements in the Prospectuses under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly summarize, in all material respects, the matters therein described.

                  (v) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectuses (exclusive of any amendment thereof or supplement thereto subsequent to the date of this Agreement).

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                  Furthermore, the Company represents and warrants to Salomon
Smith Barney Inc. that (i) the Registration Statement, the Prospectuses and any Preliminary Prospectuses comply, and any further amendments or supplements thereto will comply, in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses or any Preliminary Prospectuses, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                  The Company has not offered, or caused the Underwriters to offer, shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each U.S. Underwriter.

                  2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties in this U.S. Underwriting Agreement set forth, the Company agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ ___________ per share, the amount of the U.S. Underwritten Securities set forth opposite such U.S. Underwriter's name in Schedule I to this U.S. Underwriting Agreement.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to 3,720,000 U.S. Option Securities at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once with respect to the U.S. Underwritten Securities) on or before the 30th day after the date of the U.S. Prospectus upon written or telegraphic notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. The number of U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

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                  3. DELIVERY AND PAYMENT. Delivery of and payment for the U.S.
Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on August __, 1999, or at such time on such later date not more than three Business Days after the foregoing date as the U.S. Representatives and the International Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the International Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being called in this U.S. Underwriting Agreement, the "Closing Date"). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the respective aggregate purchase prices of the U.S. Securities being sold by the Company to or upon the order of the Company by wire transfer payable in immediately available funds to the accounts specified by the Company. Delivery of the U.S. Underwritten Securities and the U.S. Option Securities shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver certificates for the U.S. Option Securities (at the expense of the Company) to the U.S. Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the U.S. Representatives (which shall be within three Business Days after exercise of said option) in such names and denominations as the U.S. Representatives shall have requested for the respective accounts of the several U.S. Underwriters, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available funds to the accounts specified by the Company. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement, and that the settlement date, if any, shall occur simultaneously with the "settlement date" under the International Underwriting Agreement.

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                                                                              11


                  4. OFFERING BY UNDERWRITERS. It is understood that the several U.S. Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

                  5. AGREEMENTS.

                  (i) The Company agrees with the several U.S. Underwriters that:

                  (a) The Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectuses or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the rules and regulations promulgated thereunder, the Company promptly will (1) notify the U.S. Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and
         (3) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of last paragraph of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish one signed copy of the Registration Statement (including exhibits thereto) to each of the U.S. Representatives and to counsel for the U.S. Underwriters and will furnish to each other U.S. Underwriter a copy of the Registration Statement (without exhibits thereto). So long as delivery of a prospectus by a U.S. Underwriter or dealer may be required by the Act, the Company will furnish as many copies of each U.S. Preliminary Prospectus and the U.S. Prospectus and any supplement thereto as the U.S. Representatives may reasonably request.

                  (e) The Company will use its reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale under the applicable securities laws of such states and other jurisdictions as the U.S. Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the U.S. Securities; provided that in no event shall the Company be obligated to qualify to do business, or to subject itself to taxation in respect thereof, in any jurisdiction where it is not now so qualified or taxed, or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) Except as expressly contemplated hereby, the Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the U.S. Underwriting Agreement, provided, however, that (i) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Prospectuses, and may make public announcements with respect to the transactions permitted by this clause (i); (ii) the Company may issue its class B common stock to Viacom International, Inc. or its affiliates in satisfaction of the Company's obligations under the Initial Public Offering and Split-off Agreement dated August __, 1999 among the Company, Viacom Inc. and Viacom International Inc.; and (iii) the Company may issue and sell Common Stock in connection with the merger with or acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity, and may make public announcements with respect to the transactions permitted by this clause (iii), so long as the recipient of the Common Stock agrees prior to the consummation of any such transaction pursuant to an instrument in form and substance reasonably satisfactory to Salomon Smith Barney Inc. (which instrument will be deemed satisfactory if it is substantially similar to the provisions of this Section 5(f)) to be bound by the provisions of this Section 5(f) insofar as they relate to the shares of Common Stock or other securities acquired.

                  (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the word processing and printing (or reproduction) and delivery of this U.S. Underwriting Agreement and the International Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange;
         (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification);
         (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD")(including filing fees, the reasonable fees and expenses of counsel for the Underwriters relating to such filings and any counsel fees incurred on behalf of or disbursements by Bear, Stearns & Co. Inc. in its capacity as "qualified independent underwriter"); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, it being understood that the Company will pay all costs and expenses incident to any chartered air travel less the commercial airline coach class fares to and from the cities in which such presentations were made that would otherwise have been incurred by the individuals representing the U.S. Underwriters who actually traveled with the Company to and from such cities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of their obligations under the Underwriting Agreements.

                  (i) The Company agrees to use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectuses under the heading "Use of Proceeds".

                  (j) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules for sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney Inc. will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer restrictions during such period of time.

                  (k) The Company agrees to pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, up to $100,000 in the aggregate, and all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                  Furthermore, the Company covenants with Salomon Smith Barney Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  (ii) Each U.S. Underwriter agrees that (1) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (2) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and (3) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; PROVIDED, HOWEVER, that the foregoing shall not restrict (A) purchases and sales between the International Underwriters on the one hand and the U.S. Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Smith Barney Inc. (or through the U.S. Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary

         Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

                  (iii) The agreements of the U.S. Underwriters set forth in paragraph (ii) of this Section 5 shall terminate upon the earlier of the following events:

                  (a) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (ii) of this Section 5 and in Section 5(ii) of the International Underwriting Agreement; or

                  (b) the expiration of a period of 30 days after the Closing Date, unless (A) the U.S. Representatives shall have given notice to the Company and the International Representatives that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed, or (B) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in such paragraph (ii) shall survive until the earlier of (1) the event referred to in clause (a) of this subsection
         (iii) or (2) the expiration of an additional period of 30 days from the date of any such notice.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE U.S. UNDERWRITERS. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this U.S. Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this U.S. Underwriting Agreement and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of either of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) (1) The Company shall have requested and caused Shearman & Sterling, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses;

                  (ii) the outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable;

                  (iii) the Securities being sold under the Underwriting Agreements by the Company have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreements, will be validly issued, fully paid and nonassessable; and, except as set forth in the Prospectuses, to the knowledge of such counsel, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

                  (iv) the statements in the Prospectuses under the headings "Description of Capital Stock", "Prospectus Summary--Separation from Viacom" and "Separation from Viacom" fairly summarize the legal matters therein described;

                  (v) the Underwriting Agreements have been duly authorized, executed and delivered by the Company;

                  (vi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

                  (vii) no authorization, approval, consent, license or order of, or filing with, any government, governmental instrumentality or court is necessary for the issuance, sale and delivery by the Company of the Securities pursuant to the Underwriting Agreements, except such as have been obtained under the Act and the Exchange Act and such as may be required under the securities or blue sky laws of the various states;

                  (viii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated in the Underwriting Agreements nor the fulfillment of the terms of the Underwriting Agreements will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms, conditions or provisions of any agreement or instrument filed as an exhibit to the Registration Statement, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, except with respect to clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that, individually and in the aggregate with all other such conflicts, breaches, violations or impositions, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                  (ix) Except as disclosed in the Prospectuses, to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement or have rights to require the Company to file a registration statement under the Act with respect to such securities;

                  (x) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened (the foregoing views in this clause (x) may be expressed in an opening paragraph to such counsel's opinion); and

                  (xi) the Registration Statement and each of the Prospectuses (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; no facts came to such counsel's attention which gave them reason to believe that (a) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectuses (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), as of their date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; to the knowledge of such counsel, there are no pending or threatened legal or governmental proceedings of a character required to be described in the Prospectuses that are not so described; and, to the knowledge of such counsel, there is no statute, regulation, franchise, contract or other document of a character required to be described in, or filed as an exhibit to, the Registration Statement that is not so described or filed (the foregoing views in this clause (xi) may be expressed in a letter separate from such counsel's opinion).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

                           (2) The Company shall have requested and caused
Edward B. Stead, General Counsel for the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified, individually and in the aggregate, with all other such failures to be qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Underwriters and
         (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectuses in this paragraph (b)(2) include any supplements thereto at the Closing Date.

                           (3) The Company shall have requested and caused
Kenneth F. Koen, tax counsel for its parent, Viacom Inc., to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) the statements in the Prospectuses under the heading "Material United States Tax Consequences to Non-United States Holders" fairly summarize the legal matters therein described.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Underwriters and
         (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectuses in this paragraph (b)(3) include any supplements thereto at the Closing Date.

                  (c) The Representatives shall have received from Hughes Hubbard & Reed LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by (i) the Chief Executive Officer and President of the Company and (ii) the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and the Underwriting Agreements and that:

                  (i) the representations and warranties of the Company in the Underwriting Agreements are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; provided, however, that if any such representation or warranty is already qualified by materiality, such representation or warranty as so qualified is true and correct in all respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectuses (exclusive of any supplement thereto).

                  (e) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited consolidated interim financial statements of the Company for the three-month periods ended March 31, 1998 and 1999 and as of March 31, 1999 in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

                  (i) in their opinion the audited consolidated financial statements included in the Registration Statement and the Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

                  (ii) on the basis of a reading of the latest unaudited financial data made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited consolidated interim financial statements for the three-month periods ended March 31, 1998 and 1999, and as of March 31, 1999; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of Viacom Inc.; a reading of the minutes of the meetings of the stockholders, directors and the audit, compensation and governance and nominations committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

                           (1) any unaudited consolidated financial statements
                  included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectuses;

                           (2) with respect to the period subsequent to March
                  31, 1999, there were, at a specified date not more than five days prior to the date of the letter, any increases in the long-term debt of the Company and its subsidiaries (except that with respect to the period from June 30, 1999 to the date of such letter, such increase shall be in excess of $5,000,000) or any changes in the capital stock of the Company or any decreases, as of June 30, 1999, in the stockholders' equity of the Company as compared with the amounts shown on the March 31, 1999 consolidated balance sheet included in the Registration Statement and the Prospectuses, or for the period from April 1, 1999 to June 30, 1999 there were any decreases, as compared with the corresponding period in the prior year in revenues, operating income, income before income taxes and depreciation and amortization of the Company and its subsidiaries, or for the period from June 30, 1999 to the specified date not more than five days prior to the date of the letter there were any decreases, as compared with the corresponding period in the prior year, in revenues, except in all instances for increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                           (3) the information included in the Registration
                  Statement and Prospectuses in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Prospectus Summary", "Capitalization", "Selected Consolidated Historical and Pro Forma Financial and Operating Data", "Business" and "Risk Factors" in the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                  (iv) on the basis of a reading of the unaudited pro forma consolidated balance sheet as of March 31, 1999 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the three-month period ended March 31, 1999, in each case included in the Registration Statement and the Prospectuses; and carrying out certain specified procedures, which include making inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such unaudited pro forma consolidated financial statements.

                  References to the Prospectuses in this paragraph (e) include any supplement thereto at the date of the letter.

                   (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the U.S. Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

                  (g) The closing of the purchase of the U.S. Underwritten Securities to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing of the International Underwritten Securities to be issued and sold by the Company pursuant to the International Underwriting Agreement.

                  (h) The Securities shall have been duly admitted for listing and authorized for trading on the New York Stock Exchange, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (i) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company and from Viacom Inc. (on behalf of itself and its subsidiaries), in each case, addressed to the Representatives.

                  (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this U.S. Underwriting Agreement and the International Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this U.S. Underwriting Agreement shall not be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the Underwriters, this U.S. Underwriting Agreement and all obligations of the U.S. Underwriters under this U.S. Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Hughes Hubbard & Reed LLP, counsel for the Underwriters, One Battery Park Plaza, New York, New York 10004 on the Closing Date.

                  7. REIMBURSEMENT OF U.S. UNDERWRITERS' EXPENSES. If the sale of the U.S. Securities provided for in this U.S. Underwriting Agreement is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in this U.S. Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them solely and directly in connection with the transactions contemplated by this Agreement.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus, or in either of the Prospectuses (or in any other prospectus of the Company (whether or not filed with the Commission)), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein; PROVIDED, FURTHER, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectuses, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities or any person controlling such U.S. Underwriter, to the extent that any such loss, claim, damage or liability of such U.S. Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectuses to the Representatives, (x) delivery of the U.S. Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectuses was corrected in the U.S. Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the U.S. Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Company agrees to indemnify and hold harmless Salomon Smith Barney Inc. and each person who controls Salomon Smith Barney Inc. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Salomon Smith Barney Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectuses or any Preliminary Prospectuses, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectuses or any applicable Preliminary Prospectuses, not misleading;
(ii) caused by the failure of any Participant to pay for and accept delivery of the shares which immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of any Salomon Smith Barney Entities.

                  (c) The Company also agrees to indemnify and hold harmless Bear, Stearns & Co. Inc. and each person, if any, who controls Bear, Stearns & Co. Inc. within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of its participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Securities, except to the extent any such losses, claims, damages, liabilities and judgments are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Bear, Stearns & Co. Inc.

                  (d) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity in paragraph (a) above to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity in paragraph (a) above. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have hereunder. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the U.S. Securities, and, under the heading "Underwriting", (i) the first and second sentences of the fourth paragraph (related to concessions and reallowances) and the fourth and fifth sentences of the seventeenth paragraph (related to the qualified independent underwriter) and (ii) the eleventh paragraph (related to the intersyndicate agreement), the thirteenth paragraph (related to United Kingdom offers), the fourteenth paragraph (related to Canadian offers) and the fifteenth paragraph (related to stabilization, syndicate covering transactions and penalty bids) in any U.S. or International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses.

                  (e) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), (c) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b),
(c) or (d) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this U.S. Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8, paragraph (b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Salomon Smith Barney Inc. for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons who control Salomon Smith Barney Inc. within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8, paragraph (c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Bear, Stearns & Co. Inc. in its capacity as a "qualified independent underwriter" and all persons, if any, who control Bear, Stearns & Co. Inc. within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

                  (f) In the event that the indemnity provided in paragraph (a),
(b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the U.S. Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the U.S. Underwriters on the other from the offering of the U.S. Securities; PROVIDED, HOWEVER, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter under this U.S. Underwriting Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the U.S. Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the U.S. Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).

                  9. DEFAULT BY A U.S. UNDERWRITER. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters under this U.S. Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this U.S. Underwriting Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S.

Underwriter or U.S. Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this U.S. Underwriting Agreement will terminate without liability to any nondefaulting U.S. Underwriter or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this U.S. Underwriting Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company and any nondefaulting U.S. Underwriter for damages occasioned by its default under this U.S. Underwriting Agreement.

                  10. TERMINATION. This U.S. Underwriting Agreement shall be subject to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

                  11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the U.S. Underwriters set forth in or made pursuant to this U.S. Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this U.S. Underwriting Agreement.

                  12. NOTICES. All communications under this U.S. Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.:(212) 816-7912) and confirmed to such General Counsel at Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Edward B. Stead, General Counsel and confirmed to it at Blockbuster Inc., 1201 Elm Street, Dallas, Texas 75270, attention of the Legal Department.

                  13. SUCCESSORS. This U.S. Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this U.S. Underwriting Agreement.

                  14. APPLICABLE LAW. THIS U.S. UNDERWRITING AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

                  15. COUNTERPARTS. This U.S. Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. HEADINGS. The section headings used in this U.S. Underwriting Agreement are for convenience only and shall not affect the construction hereof.

                  17. DEFINITIONS. The terms which follow, when used in this U.S. Underwriting Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this U.S. Underwriting Agreement is executed and delivered by the parties hereto.

                  "International Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

                  "International Prospectus" shall mean such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date.

                  "International Representative" shall mean the addressees of the International Underwriting Agreement.

                  "International Securities" shall mean the International Underwritten Securities and the International Option Securities.

                  "International Underwriters" shall mean the several underwriters named in Schedule I to the International Underwriting Agreement.

                  "International Underwriting Agreement" shall mean the International Underwriting Agreement dated the date hereof related to the sale of the International Securities by the Company to the International Underwriters.

                  "Option Securities" shall mean the U.S. Option Securities and the International Option Securities.

                  "Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

                  "Prospectuses" and "each Prospectus" shall mean the U.S. Prospectus and the International Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Representatives" shall mean the U.S. Representatives and the International Representatives.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

                  "Securities" shall mean the U.S. Securities and the International Securities.

                  "subsidiary" or "subsidiaries" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the rules and regulations of the Act.

                  "Underwriter" and "Underwriters" shall mean the U.S. Underwriters and the International Underwriters.

                  "Underwriting Agreements" shall mean the U.S. Underwriting Agreement and the International Underwriting Agreement.

                  "Underwritten Securities" shall mean the International Underwritten Securities and the U.S. Underwritten Securities.

                  "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph 1(i)(a) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses".

                  "U.S. Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "U.S. Representatives" shall mean the addressees of the U.S. Underwriting Agreement.

                  "U.S. Securities" shall mean the U.S. Underwritten Securities and the U.S. Option Securities.

                  "U.S. Underwriting Agreement" shall mean this agreement relating to the sale of the U.S. Securities by the Company to the U.S. Underwriters.

                  "U.S. Underwriters" shall mean the several underwriters named in Schedule I to the U.S. Underwriting Agreement.

                  "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of

         America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several U.S. Underwriters.

                                            Very truly yours,

                                            BLOCKBUSTER INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON SMITH BARNEY INC.
BEAR, STEARNS & CO. INC.

By: SALOMON SMITH BARNEY INC.


By
    -----------------------------
    Name:
    Title:

For themselves and the other
several U.S. Underwriters
named in Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                         NUMBER OF UNDERWRITTEN
                                                         SECURITIES TO BE
UNDERWRITERS                                             PURCHASED
------------                                             ----------------------

Salomon Smith Barney Inc...............................

Bear, Stearns & Co. Inc................................

Credit Suisse First Boston Corporation.................

Goldman, Sachs & Co....................................

J.P. Morgan Securities Inc.............................

Banc of America Securities LLC.........................

ING Barings LLC........................................

PaineWebber Incorporated...............................

Schroder & Co. Inc.....................................

SG Cowen Securities Corporation........................

Wit Capital Corporation................................

                                                         ----------------------

                  Total . . . . . . . . .

[FORM OF LOCK-UP AGREEMENT]                                            EXHIBIT A

    [LETTERHEAD OF VIACOM INC. (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) AND
              OF EACH EXECUTIVE OFFICER OR DIRECTOR OF THE COMPANY]

                                BLOCKBUSTER INC.
                         PUBLIC OFFERING OF COMMON STOCK

                                                                 August __, 1999

Salomon Smith Barney Inc. and
Bear, Stearns & Co. Inc.
As Representatives of the several U.S. Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Salomon Brothers International Limited and
Bear, Stearns International Limited
As Representatives of the several International Underwriters,
c/o Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SW1W OSB
ENGLAND

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement and International Underwriting Agreement (the "Underwriting Agreements"), between Blockbuster Inc., a Delaware corporation (the "Company"), and each of you as representatives of a group of U.S. Underwriters and International Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $.01 par value per share (the "Common Stock"), of the Company.

                  In order to induce you and the other U.S. Underwriters and International Underwriters to enter into the Underwriting Agreements, the undersigned will not, [and will cause its subsidiaries (other than Blockbuster Inc. and its subsidiaries, to the extent they are permitted under the Underwriting Agreements) not to,]* without the prior written consent of Salomon Smith Barney Inc. and Salomon Brothers International Limited, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreements, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

                  [Notwithstanding the foregoing, Viacom Inc. and its subsidiaries (other than Blockbuster Inc. and its subsidiaries) may issue and sell Common Stock in connection with the merger with or acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity, and may make public announcements with respect to the transactions permitted by this paragraph, so long as the recipient of the Common Stock agrees prior to the consummation of any such transaction pursuant to an instrument in form and substance reasonably satisfactory to Salomon Smith Barney Inc. (which instrument will be deemed satisfactory if it is substantially similar to the provisions of this letter agreement) to be bound by the provisions of this letter agreement insofar as they relate to the shares of Common Stock or other securities acquired.]*

                  [It is agreed and understood that nothing in this agreement shall prohibit the undersigned from (1) exercising any stock option granted as a direct or indirect result of any Company program, including but not limited to, any form of "cashless" exercise generally available for such grants, provided that the net resulting shares from stock exercise are not sold during the period of this agreement; (2) using any Company stock or stock options as collateral for a loan provided that the holder of said collateral executes this agreement or an agreement substantially similar in form; (3) gifting any Company stock to family members or family trusts provided that such family members or family trusts execute this agreement or an agreement substantially similar in form.]**

----------
*        Included in Viacom Inc. letter only.
**       Included in Company executive officer and director letters only.

                  In furtherance of the foregoing, the Company and First Chicago Trust Company of New York, a division of EquiServe, L.P., its transfer agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

                  If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.

                                Yours very truly,

                                [SIGNATURE OF VIACOM INC. AND OF EACH EXECUTIVE OFFICER OR DIRECTOR OF THE COMPANY]

                                [NAME AND ADDRESS OF VIACOM INC. AND OF EACH
                                EXECUTIVE OFFICER OR DIRECTOR OF THE COMPANY]